EXHIBITS TO BE FILED BY EDGAR



               3.   By filing the following exhibits in Item 6 thereof:


               F-1(b) - Opinion of Berlack, Israels & Liberman LLP

               F-2(b) - Opinion of Ballard Spahr Andrews & Ingersoll